Subsidiary Companies of Life Sciences Research, Inc.



       Name                                           Jurisdiction

       Huntingdon Life Sciences Group plc             England & Wales
       Huntingdon Life Sciences Ltd                   England & Wales
       Huntingdon Life Sciences Inc                   Delaware, USA
       HIH Capital Ltd                                Jersey
       HIH Ltd                                        England & Wales
       HRC Ltd                                        England & Wales
       Huntingdon Research Centre Ltd                 England & Wales
       Huntingdon Consulting Engineers Ltd            England & Wales
       Huntingdon LSR Ltd                             England & Wales
       Paragon Global Services Ltd                    England & Wales
       Pathfinder Protek Ltd                          England & Wales
       Life Science Research Ltd                      England & Wales
       Aquatox Ltd                                    England & Wales
       Huntingdon Life Sciences Co., Ltd              Japan